Exhibit 4.44

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as " ***** ". A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Modification 0001

BAXTER SUBCONTRACT MODIFICATION 0001

Subcontract No: MVA 2002-00001BXTR

Modification No.: 0001

Effective Date:

Subcontractor:	Baxter Healthcare SA
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Description of Modification:
Revises Section B.1, at CLIN 0002AA (Option) under Milestone 2; Revises Statement of Work (SOW) at paragraph 1 of CLIN 0001, and paragraph 1 of CLIN 0002AA.

Authority for, and type of, modification: Bilateral Supplemental Agreement

Total Change to Subcontract value: $ 0.00 (No Change)
Changes to Subcontract:

See attached Page 2.

RELEASE OF CLAIMS

In consideration of the modifications made above, this Modification is in full settlement of any right the Subcontractor may have to any equitable adjustment(s) as the result of the changes made herein. Except to the extent modified herein, the subcontract terms and conditions remain unchanged. This supplemental agreement constitutes the full agreement of the parties and supercedes any prior agreements with respect to the changes made herein.

For: ACAMBIS, INC	For: BAXTER HEALTHCARE S.A.

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Execution Date: _____________2003	Execution Date: _____________2003

Modification 0001

SECTION B.1

At CLIN 0002AA (Option), delete the number ******* and substitute the number ******* therefor.

Section J, Attachment A, Statement of Work

1.	At line 5, paragraph 1 of CLIN 0001, delete the number ******* and substitute ******* therefor.

2.	At line 2, paragraph 1 of CLIN 0002AA, delete the number *******, and substitute ******* therefor.

3.	At line 11, paragraph 1 of CL:IN 0002AA, delete the number *******, and substitute ******* therefor.

4.	Insert the following sentence at paragraph 1 of CLIN 0002AA.

“******* shall be shipped ****** sufficient to allow ***************** per bag”